Exhibit 24.1

POWER OF ATTORNEY

     We, the undersigned directors and officers of Aetna Inc. (the “Company”), hereby severally constitute and appoint Alan M. Bennett, William J. Casazza and Ronald M. Olejniczak, and each of them individually, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names and in the capacities indicated below, the Company’s 2003 Form 10-K and any and all amendments thereto to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to the Form 10-K and to any and all amendments thereto.

Dated as of February 27, 2004.

/s/ John W. Rowe, M.D.	/s/ Jack D. Kuehler

John W. Rowe, M.D.	Jack D. Kuehler, Director
Chairman, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Betsy Z. Cohen	/s/ Edward J. Ludwig

Betsy Z. Cohen, Director	Edward J. Ludwig, Director

/s/ Barbara Hackman Franklin	/s/ Joseph P. Newhouse

Barbara Hackman Franklin, Director	Joseph P. Newhouse, Director

/s/ Jeffrey E. Garten	/s/ Judith Rodin

Jeffrey E. Garten, Director	Judith Rodin, Director

/s/ Earl G. Graves	/s/ Ronald A. Williams

Earl G. Graves, Director	Ronald A. Williams, President and Director

/s/ Gerald Greenwald	/s/ R. David Yost

Gerald Greenwald, Director	R. David Yost, Director

/s/ Ellen M. Hancock	/s/ Alan M. Bennett

Ellen M. Hancock, Director	Alan M. Bennett
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

/s/ Michael H. Jordan	/s/ Ronald M. Olejniczak

Michael H. Jordan, Director	Ronald M. Olejniczak
Vice President and Controller
(Principal Accounting Officer)